Exhibit 10.26

April 25, 2005

Mr. Thomas J. Quinlan, III

[Address]

Dear Tom:

The purpose of this letter (the “Letter”) is to amend the Amended and Restated Employment Agreement (the “Employment Agreement”), dated as of December 11, 2000 and amended and restated as of November 5, 2002, between you and Moore Wallace Incorporated (formerly known as Moore Corporation Limited) (“Moore”).

You and we hereby acknowledge and agree, by our execution of this Letter, that:

1. Moore is hereby assigning, transferring, conveying and delivering unto R.R. Donnelley & Sons Company (“Donnelley”), its successors and assigns, all of its rights pursuant to the Employment Agreement, together with all claims, actions, judicial proceedings and interests relating thereto.

2. Donnelley, for itself and its successors and assigns, is hereby assuming and undertaking to perform, pay or discharge in due course all debts, liabilities, obligations, commitments and undertakings of Moore arising under the Employment Agreement of every kind, character or description.

3. All references in the Employment Agreement to the “Company” shall be deemed to be references to Donnelley and its subsidiaries and affiliates, except where the context otherwise requires.

4. Neither the execution of this Letter nor the changes contemplated hereby shall constitute (i) a termination of your employment or (ii) “Good Reason,” in each case within the meaning of the Employment Agreement.

5. In order to reflect your current title at Donnelley, the Employment Agreement is amended to replace the words “Executive Vice President, Corporate Operations and Treasurer” in the second sentence of the first paragraph with the words “Executive Vice President, Operations”, and to replace the words “EVP Corporate Operations and Treasurer” in the first sentence of the first paragraph of Section II with the words “Executive Vice President, Operations.”

6. Paragraph (i) of Section I is amended to replace “$330,000” in the first sentence with “$480,000.” Paragraph (ii) of Section I is amended to replace “100%” in the first sentence with “150%.”

Except to the extent modified by this Letter, the Employment Agreement remains in full force and effect. If the foregoing terms and conditions are acceptable and agreed to by you, please sign on the line provided below to signify such acceptance and agreement, and return the executed copy to Sue Bettman, Donnelley’s Senior Vice President and General Counsel.

R.R. Donnelley & Sons Company

By:	/s/ Mark A. Angelson
Name:	Mark A. Angelson
Its:	Chief Executive Officer

Moore Wallace Incorporated

By:	/s/ Suzanne S. Bettman
Name:	Suzanne S. Bettman
Its:	Senior Vice President

Accepted and agreed as of this 25th date of April 2005

/s/ Thomas J. Quinlan, III
Thomas J. Quinlan, III

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